Exhibit 99.1
WVT Communications Presentation to the Wall Street Analyst Forum November 28, 2007 1 1

3 WVT...ILEC...CLEC

WVT Ownership 5 5

WVT History of Innovation 7 7 1987: Purchase cellular interest 1988: Convert to all digital switching 1995: One of 1st telcos to deploy internet access 1998: One of 1st telcos to deploy broadband DSL 2002: One of 1st telcos to deploy full video programming

9 9 WVT Customer Survey Results First Half 2007

WVT Strategy 11 11

13 13 Manage Stabilize wireless partnership...improve net income Implement re-pricing...increase revenue (Video, ILD, LD) G&A control...reduce costs Upgrade network...improve service & reduce costs Add features (HD)...retain customers and revenue

15 Compete

Grow 17 17 CLEC expansion...build or buy Wholesale expansion...build or buy

19 19 Financial Results ($ in thousands) 9 mos 2007 9 mos 2006 9 mos EOY 2007 Actual Actual Variance Plan Revenue 17,906 18,752 (846) 24,228 Expense 18,905 21,639 (2,734) 26,016 Opr Inc. (999) (2,887) 1,888 (1,788) O-P Inc. 6,761 6,945 (184) 8,000 Net Inc 3,633 3,162 471 4,248

WVT Strategy 21 21 Manage...Compete...Grow